EXHIBIT 4.7

Shenzhen House Lease Agreement

(Non-Residential)

Prepared by: Shenzhen Housing and Construction Bureau
November 2019

Instructions

1.	This contract is a model text. Both parties may adjust the content within the scope of relevant laws and regulations based on actual circumstances when signing.

2.	Before signing the contract, the lessor and lessee must provide the following materials:

o	Lessor: Must present proof of leasing rights (e.g., property ownership certificate, purchase contract, or other valid documents). Additional requirements:

▪	For properties managed by an entrusted agent: Provide the principal’s authorization letter.

▪	For co-owned properties: Provide consent from all co-owners and an authorization letter.

▪	For subleased properties: The sublessor must provide proof of the lessor’s consent to sublease.

o	Lessee: Must provide valid identification documents.

3.	For checkboxes (□), mark with “√” to select; for blank spaces, fill in or mark with “X” if not applicable.

4.	Both parties may add supplementary terms in blank sections or in Attachment 1: Supplementary Clauses.

5.	Determine the number of original copies needed; each party must retain at least one original.

6.	For contract termination or major changes (e.g., lease term, rent), parties must update records with the original registration office.

7.	Both parties must have full legal capacity and understand their rights, obligations, and liabilities.

8.	Industrial property leases must comply with Shenzhen Government regulations (e.g., Measures to Standardize Industrial Property Leasing and Stabilize Rental Prices).

Important Notice: The lessor must explain key terms to the lessee. The lessee should review the contract carefully, especially optional, supplementary, or modifiable clauses, to mitigate risks.

House Lease Agreement

Lessor (Party A): Shenzhen Science and Technology Industrial Park (Group) Co., Ltd.

☐	ID Type: ☑ Unified Social Credit Code □ Others

☐	ID No.: 914403001921796142

☐	Property Information Card No.:

☐	Address: 12F, Building 1, Financial Base, 8 Kefa Road, Nanshan District, Shenzhen

☐	☑ Authorized Agent: Ma Yichuan

Lessee (Party B): Shenzhen CDT Environmental Technology Co., Ltd.

☐	ID Type: ☑ Unified Social Credit Code □ Others

☐	ID No.: 914403000527833426

☐	Address: 4C, Building 1, Financial Base, 8 Kefa Road, Nanshan District, Shenzhen

☐	Phone: 13905000798

☐	☑ Legal Representative: Li Yunwu

Pursuant to the Civil Code of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China, the Administrative Measures for Commercial Housing Leasing, the Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Safety Responsibilities in Housing Leasing, the Notice of Shenzhen Municipal People’s Government on Issuing Several Measures to Standardize the Industrial Property Leasing Market and Stabilize Rental Prices (Trial), and other relevant laws, regulations, and documents, Party A and Party B, on the basis of equality, voluntariness, fairness, and good faith, have reached a mutual agreement on matters related to the property lease and hereby jointly enter into this contract.:

Article 1: Property Details

1.1 Basic Information of the Leased Property

The property leased by Party A to Party B is located at Unit C, 4th Floor, Building 1, Financial Base Building (Industrial Park), Nanshan District, Shenzhen City.

Lease Type: ☒ Full unit / ☐ Partial space

Gross floor area: 319.56 square meters (including usable area: ___ square meters, common area: ___ square meters) (see Exhibit II – Floor Plan for details).

Permitted Use of the Property: Factory

Property Code: ___________

1.2 Ownership Status of the Property

The owner or lawful user of the property is Shenzhen Science and Technology Industrial Park (Group) Co., Ltd.

Party A holds: ☒ Certificate of House Ownership or Real Estate Ownership / ☐ House Purchase Contract / ☐ House Lease Contract / ☐ Other documents proving the source of the property

Certificate Number: Shenzhen Real Estate No. 4000602411

The property is ☒ subject to / ☐ not subject to any mortgage.

1.3 Condition of Property Renovation:

（The specific details of the renovation can be further specified by Party A and Party B in Exhibit II to this contract.）

1.4 Facilities and Fixtures Inside the Property:

☐ There are no facilities or equipment inside the property; the property is delivered as an empty unit.

☐ The property is equipped with certain facilities and equipment, as detailed in Exhibit III – Property Delivery Confirmation Letter.

Article 2: Lease Term

2.1 Lease Term

The lease term for the property shall commence on October 1, 2024 and end on September 30, 2025, for a total duration of 1 year.

(Please note: The lease term shall not exceed the maximum period prescribed by applicable laws and regulations. In principle, the lease term for a single industrial property shall not be shorter than one year.)

2.2 Rent-Free Period

☐ The Tenant shall be entitled to a rent-free period of ___ month(s)/___ day(s) (included within the lease term), effective from ______ to ______. During this period, the Tenant shall not be required to pay rent, but shall bear all other costs and expenses such as water, electricity, gas, and property management fees. Upon expiration of the rent-free period, the Tenant shall pay the rent in accordance with the terms of the contract, regardless of whether the leased property has been used or not.

☒ The Tenant is not entitled to any rent-free period. Rent, management fees, and all other applicable fees shall commence upon delivery of the property by the Landlord.

Article 3: Rent

3.1 Rent Calculation

The rent for the leased property shall be calculated based on ☐ usable area / ☒ gross floor area. The monthly rent is RMB 30,358.2 yuan (in words: Thirty Thousand Three Hundred Fifty-Eight Renminbi and Twenty Fen).

3.2 Payment Schedule

Rent shall be paid on a monthly basis. Party B shall pay the rent to Party A before the 10th day of each month. Upon receiving the rent, Party A shall issue a payment receipt to Party B.

3.3 Method of Payment

Party B shall pay the rent to Party A by ☐ cash / ☒ bank transfer / ☐ other method, prior to the scheduled payment date.

If payment is made by bank transfer, Party B shall transfer the rent to the following account designated by Party A:

Account Name: Shenzhen Science and Technology Industrial Park (Group) Co., Ltd.

Bank:China CITIC Bank, Fuqiang Branch, Shenzhen

Account Number: 8H0 3010 1320 0226 468

3.4 Rent Adjustment

During the term of this lease agreement, Party A shall not unilaterally increase the rent.

Article 4: Deposit

4.1 Within five (5) days after the execution of this Contract, Party B shall pay Party A a security deposit equivalent to two (2) months’ rent, totaling RMB 69,025 (in words: Renminbi Sixty-Nine Thousand and Twenty-Five Yuan Only). Upon receipt of the deposit, Party A shall issue a payment receipt to Party B.

4.2 The deposit paid by Party B shall not be considered as prepaid rent or any other fees but solely as a guarantee for Party B’s performance of its obligations under this Contract. Party A shall not withhold the deposit without justifiable reason or refuse to refund it.

Within five (5) days after the expiration of the lease term or termination of this Contract, and provided all the following conditions are met, Party A shall refund the remaining deposit (after deducting any unpaid rent, fees, or compensation for breach) to Party B without interest (any remaining rent balance shall also be refunded accordingly):

1.	Party B has not caused any damage to the leased property, or has fully repaired any damage caused;

2.	Party B has returned the leased property (including ancillary facilities) to Party A in accordance with the terms of this Contract;

3.	If Party B has used the leased property’s address for business registration, it has completed the relocation of the registered address and fulfilled all other legal and governmental procedures.

Article 5: Other Fees

5.1 Tax Obligations of Party A

During the lease term, Party A shall be responsible for paying all taxes and fees related to the property lease as required by applicable laws and regulations.

5.2 Utilities and Other Fees Borne by Party B

During the lease term, Party B shall bear all costs arising from its use of the leased property, including but not limited to:

☒ water charges / ☒ electricity charges / ☒ gas charges / ☒ property management fees / ☐ TV service fees / ☒ telephone charges / ☒ internet service fees / ☐ other applicable fees.

The billing standards are as follows:

- Water: ______ RMB per ton

- Electricity: ______ RMB per kWh

- Gas: ______ RMB per cubic meter

- Property Management Fee: ______ RMB per square meter per month

- Others: ____________________________

These rates shall be adjusted accordingly if public utility providers or property management companies lawfully revise their fee schedules.

5.3 Payment of Fees

Party B shall make timely payment of the above-mentioned fees upon receiving a payment notice or supporting documents provided by Party A. Any late fees, penalties, or legal consequences resulting from late or non-payment shall be solely borne by Party B.

Article 6: Handover

6.1 Delivery of the Leased Property

Party A shall deliver the leased property to Party B on or before October 1, 2021, and shall ensure that the property and its attached facilities are safe, in good condition, and meet all required standards (including indoor air quality).

6.2 Inspection and Acceptance upon Delivery

Upon delivery of the leased property, Party B shall inspect the existing equipment and facilities within the property. Both Party A and Party B shall jointly sign the Property Delivery Confirmation Letter (see Exhibit III) to confirm completion of delivery.

6.3 Special Confirmation

Both parties hereby confirm that if Party B commences renovation or occupancy of the property without signing the Property Delivery Confirmation Letter, such action shall be deemed as formal delivery and acceptance of the leased property by Party B.

Article 7: Renovation

7.1 Property Decoration and Renovation

☒ With Party A’s consent, Party B may decorate or renovate the leased property, provided that the structural integrity of the building is not affected. If approval from relevant authorities is required by law, such approval shall be obtained from ☐ Party A / ☒ Party A委托Party B to apply before any work commences.

Upon expiration or termination of the lease term, the decorations and renovations shall be handled as follows:

☐ Party B shall remove all decorations and restore the property to its original condition.

☐ Decorations shall be transferred to Party A at a negotiated value.

☒ All decorations shall become the property of Party A free of charge.

☐ Other arrangements: _____________

囗 Party A does not consent to any decoration or renovation by Party B.

7.2 Renovation Deposit

Where decoration is permitted under Section 7.1 above, Party B shall pay a renovation deposit of RMB ______ yuan (in words: ______________ yuan) to Party A or a designated party within ___ business days prior to the commencement of construction.

This deposit will be refunded to Party B without interest after completion of the renovation and upon receipt of final approval from the fire safety authorities.

Article 8: Use & Maintenance

8.1 Use of the Leased Property

During the lease term, Party B shall use the leased property and its attached facilities in a normal and reasonable manner, and shall use water and electricity safely. Without Party A’s prior written consent, Party B shall not alter the designated use of the property.

8.2 Maintenance and Repairs

During the lease term, if Party B discovers any damage or malfunction in the leased property or its attached facilities, it shall promptly notify Party A for repair. Party A shall carry out the necessary repairs within five (5) days after receiving such notice.

If Party A cannot be notified, fails to respond within the prescribed time, or urgent repairs are required due to an emergency situation, Party B may proceed with the necessary repairs on behalf of Party A, and Party A shall bear the related repair costs.

If the repair work affects Party B’s use of the property, the rent shall be correspondingly reduced or the lease term shall be extended accordingly.

If damage or malfunction of the leased property or its attached facilities (including any decoration, renovation, or added facilities and equipment by Party B) is caused by Party B’s intentional act or improper use, Party B shall be responsible for all repair costs, and Party A shall have no obligation to perform such repairs.

During the lease term, if either Party fails to timely perform the maintenance, upkeep, or other obligations stipulated under this contract, resulting in personal injury or property damage to the other party or third parties, the defaulting party shall bear full liability for compensation.

8.3 Emergency Repairs

In the event of an emergency requiring immediate repair and Party B cannot be contacted, or has been notified but is unable to be present, Party A may enter the leased property to carry out emergency repair work with the assistance of the property management company or other relevant authorities. Any loss or damage caused to Party B as a result of such entry shall be compensated by Party A.

Article 9: Sublease & Renewal

9.1 Subletting

☒ Party B shall not sublet the leased property to any third party without prior written consent from Party A.

☐ The leased property is an industrial-use property, and if permitted under the applicable land use agreement or industrial development supervision agreement, Party A agrees that Party B may sublet the property in accordance with relevant regulations or contractual terms. However:

- The sublease term shall not exceed the remaining lease term under this Agreement;

- Party B shall ensure that the sublessee complies with all obligations under this Agreement;

- Party B shall be liable for any breach of obligations by the sublessee;

- The sublessee shall not further sublet the property.

☐ The leased property is not an industrial-use property, and Party A agrees that Party B may sublet the entire or part of the property to a third party, provided that:

- The sublease term does not exceed the remaining lease term under this Agreement;

- Party B ensures the sublessee fulfills all leasing obligations;

- Party B assumes liability for any breach by the sublessee;

- The sublessee shall not further sublet the property.

9.2 Renewal of Lease

Upon expiration of the lease term under this Agreement, if Party B wishes to continue renting the property, it shall submit a written application for lease renewal to Party A at least 60 days before the expiration date. If both parties agree on renewal, a new lease agreement or an amendment to extend the lease term shall be executed. Under equal conditions, Party B shall have the right of first refusal to renew the lease.

9.3 Right of First Refusal

During the lease term, if Party A intends to sell the leased property, Party A shall notify Party B in advance. Under equal conditions (including price and payment method), Party B shall have the right of first refusal to purchase the property.

However, if Party A sells the entire building or a combined property that includes the leased property together with other units, Party B shall not have the right of first refusal.

Article 10: Return

10.1 Return of the Leased Property upon Expiration or Termination

Within 7 days after the expiration of the lease term or the termination of this Agreement, Party B shall vacate the leased property, remove all personal belongings, and return the property and its attached facilities to Party A in good condition.

If Party B fails to vacate and remove all belongings within the agreed time frame and cannot be contacted, the parties agree that Party A may proceed as follows:

☒ Party A has the right to treat all items left behind in the leased property as abandoned and dispose of them accordingly.

☐ Party B has provided an emergency contact person. If such contact person fails to clear out the property within 7 days after receiving notice from Party A, Party A shall have the right to treat all remaining items as abandoned and dispose of them accordingly.

☐ Party A may engage a third-party storage company to store the abandoned items at Party B’s expense.

☐ Party A may dispose of the abandoned items by ☐ auction / ☐ sale, and retain the proceeds on behalf of Party B.

☐ Other arrangements: __________________________

10.2 Abandoned Items

Any items left behind by Party B after the return of the leased property shall be deemed as abandoned by Party B. Party A shall have the right to dispose of such items as waste.

Party A shall be entitled to claim from Party B any costs incurred in connection with the disposal of such abandoned items.

10.3 Final Inspection and Handover

Upon return of the leased property, both parties shall conduct a joint inspection of the property, including its attached items, facilities, utilities (water, electricity, gas), etc. Both parties shall sign or affix their official seal to the Property Return Confirmation Letter (see Exhibit IV) to confirm completion of the handover.

Article 11: Termination

11.1 Mutual Termination

This Agreement may be terminated by mutual written agreement between Party A and Party B.

11.2 Termination by Party A (Landlord)

Party A shall have the right to unilaterally terminate this Agreement and reclaim the leased property if any of the following events occur:

(1) Party B fails to pay, or fails to make payment in accordance with the terms of this Agreement, for rent or other fees for a period of 30 days;

(2) Without justifiable reason, Party B refuses to sign the Property Delivery Confirmation Letter, provided that the leased property meets the agreed delivery standards;

(3) Party B alters or demolishes the structural components of the building without authorization;

(4) Party B changes the designated use of the leased property without authorization;

(5) Party B sublets the leased property to a third party without authorization;

(6) Party B uses the leased property for illegal activities.

11.3 Termination by Party B (Tenant)

Party B shall have the right to unilaterally terminate this Agreement under any of the following circumstances:

(1) Party A fails to deliver the leased property as scheduled for a period of 7 days;

(2) Party A has no legal right to lease the property, or the delivered property materially fails to meet the contractual requirements and significantly affects Party B’s use or endangers Party B’s safety or health;

(3) Party A fails to perform its maintenance obligations or fails to pay expenses that are the responsibility of Party A, thereby preventing Party B from using the leased property normally.

11.4 Mutual Right to Terminate

Either Party shall have the right to terminate this Agreement under any of the following circumstances:

(1) The leased property is legally expropriated, requisitioned, or demolished due to public interest or urban development needs. In such case, Party A shall provide reasonable compensation to Party B for any losses incurred due to early termination of the lease (including renovation-related losses);

(2) The leased property is damaged, destroyed, or declared unsafe and unfit for use due to force majeure such as earthquakes or fires;

(3) Party A had informed Party B at the time of signing that the leased property was previously mortgaged and might be disposed of during the lease term, and such disposal has now occurred.

11.5 Notice of Termination

If any of the above circumstances occur, either Party may send a Notice of Contract Termination (see Exhibit V) to the other Party in accordance with the provisions of Article 14 of this Agreement. Upon delivery of such notice, this Agreement shall be deemed terminated.

Article 12: Liability

12.1 Liability for Breach by Party A (Landlord)

(1) If Party A falls under any of the circumstances set forth in Article 11.3 of this Agreement and Party B terminates the contract as a result, Party A shall refund the deposit and any prepaid rent balance to Party B within 5 days after termination, and shall also pay Party B a breach penalty equal to one month’s rent. If the amount of the penalty is insufficient to cover Party B’s actual losses, Party A shall further compensate Party B for the difference.

(2) If Party A fails to deliver the leased property on time or falls under the circumstances described in Items (2) or (3) of Article 11.3, and Party B does not terminate the contract, Party A shall pay Party B a penalty equal to twice the daily rent for each day the breach continues (with the total penalty capped at twice the monthly rent).

(3) If Party A unilaterally terminates the lease during the lease term without falling under any of the circumstances specified in Article 11.4, Party A must:

- Provide at least 30 days’ prior written notice to Party B;

- Refund the deposit and any prepaid rent balance; and

- Pay a penalty equal to two months’ rent.

If the penalty is insufficient to cover Party B’s actual losses, Party A shall further compensate Party B for the difference.

12.2 Liability for Breach by Party B (Tenant)

(1) If Party B falls under any of the circumstances set forth in Article 11.2 of this Agreement and Party A terminates the contract as a result, Party B shall pay Party A a penalty equal to one month’s rent. If the amount of the penalty is insufficient to cover Party A’s actual losses, Party B shall further compensate Party A for the difference.

(2) If Party B delays payment of rent, deposit, or other fees:

- And the delay does not meet the conditions for termination, or

- Even if such conditions are met but Party A does not terminate the contract,

Party B shall pay Party A a penalty equal to twice the daily rent for each day of delay.

(3) If Party B unilaterally terminates the lease during the lease term without falling under any of the circumstances specified in Article 11.4, Party B must:

- Provide at least 30 days’ prior written notice to Party A; and

- Pay a penalty equal to two months’ rent.

If the penalty is insufficient to cover Party A’s actual losses, Party B shall further compensate Party A for the difference.

(4) Upon expiration or termination of the lease, Party B shall vacate and return the leased property in a timely manner. If Party B fails to vacate or return the property on time, it shall pay Party A a penalty equal to twice the daily rent for each day of delay.

(5) If Party B makes alterations, renovations, or installs facilities that affect the structural integrity of the leased property without prior consent from Party A, Party B shall restore the property to its original condition and compensate Party A for any resulting losses. If such actions cause personal injury, property damage, or other legal liability to Party A or third parties, Party B shall bear all related legal responsibilities and compensation obligations.

Article 13 – Special Provisions

Both Party A and Party B shall enter into Exhibit VII – Shenzhen City Property Lease Safety Management Responsibility Statement (hereinafter referred to as the “Responsibility Statement”), and shall fully and properly fulfill the safety management responsibilities and obligations stipulated therein.

Should either party fail to comply with the provisions of the Responsibility Statement, resulting in any safety-related incident during the course of the lease or causing personal injury or property damage to any third party, the responsible party shall bear all legal liabilities and economic losses arising therefrom.

Article 14 – Notices and Service of Documents

14.1 Method and Address for Delivery of Notices

Party A and Party B agree that notices may be delivered by ☒ mail, ☒ email, ☒ WeChat, or ☒ SMS. Both parties confirm their respective valid delivery addresses as follows:

Party A’s Delivery Address:

☒ Same as the contact address provided in the opening section of this Agreement

☐ Other address: _______________

☐ Email address: _______________

☐ WeChat ID: _______________

☐ Mobile number: _______________

Party B’s Delivery Address:

☒ Same as the contact address provided in the opening section of this Agreement

☐ Other address: _______________

☐ Email address: _______________

☐ WeChat ID: _______________

☐ Mobile number: _______________

If either party changes its delivery address, it shall notify the other party in writing. If no such notice is given, the original address shall remain valid.

- If a notice or document is sent by mail, it shall be deemed delivered on the date of recipient’s signature.

- If mailed to the above address and returned undelivered, it shall be deemed delivered on the date of return.

- If sent by email, WeChat, or SMS, it shall be deemed delivered on the date of transmission.

14.2 Alternative Notice Provision

If delivery through the above methods is not possible, any notice sent by Party A to the location of the leased property under this Agreement shall be deemed effective service prior to Party B’s vacating of the premises.

Article 15: Dispute Resolution

15.1 Resolution of Disputes

Any dispute arising from the performance of this Agreement shall first be resolved through consultation between the parties. If no resolution can be reached, either party may request relevant administrative authorities, industry associations, or other third parties to mediate the dispute, or:

☒ File an application for arbitration with the Shenzhen International Arbitration Court.

☐ Initiate legal proceedings at the People’s Court located in the area where the leased property is situated.

15.2 Independence of Dispute Resolution Clause

The provisions concerning dispute resolution shall remain independently effective, and any change, termination, cancellation, invalidation, or revocation of this Agreement shall not affect the validity and enforceability of these provisions.

Article 16: Amendments

No party may unilaterally amend the terms of this Agreement without the mutual consent of both parties. Any amendment to this Agreement shall be made through a separate supplementary agreement signed by both parties, which shall have the same legal effect as this Agreement.

Article 17 – Execution and Registration of the Agreement

17.1 Effective Date and Number of Copies

This Agreement shall become effective upon execution by both parties. It is executed in three (3) counterparts: one for Party A, one for Party B, and one for the housing lease administration authority. Each copy shall have equal legal effect.

17.2 Attachments to the Agreement

The attachments to this Agreement are integral parts of the Agreement and have the same legal effect as the main text.

17.3 Lease Registration and Filing Procedures

Within ten (10) days after the execution of this Agreement, both parties shall promptly complete the registration and filing procedures with the competent housing lease administration authority, in accordance with the requirements set forth in the “Guidelines for Housing Lease Registration and Filing.”

Appendix I：Floor Plan of the Property, List of Interior Finishes and Renovations, or photographs.

Appendix II – Additional Terms

Appendix III – Property Delivery Confirmation Letter

Property Delivery Confirmation Letter

ITEM / EQUIPMENT NAME	BRAND / MATERIAL	QUANTITY	MODEL NO.	CONDITION
Keys	Main Door / Room / Other	___ sets
Smart Lock	Main Door / Room / Other	___ units
Water Card				☐ Not Delivered ☐ Delivered (___ copies)
Electricity Card				☐ Not Delivered ☐ Delivered (___ copies)
Gas Card				☐ Not Delivered ☐ Delivered (___ copies)
Television
Air Conditioner
Refrigerator
Office Desk
Office Chair
Computer Desk
Sofa
Coffee Table

Utility Charges and Payment Responsibility

CHARGE TYPE	AMOUNT	START DATE	INITIAL READING	PAID BY
Water Fee				☒ Party A ☐ Party B
Electricity Fee				☒ Party A ☐ Party B
Gas Fee				☒ Party A ☐ Party B
TV Service Fee				☒ Party A ☐ Party B
Internet Fee				☒ Party A ☐ Party B
Telephone Fee				☒ Party A ☐ Party B
Property Management Fee				☒ Party A ☐ Party B
Parking Fee				☒ Party A ☐ Party B
Other Fees				☒ Party A ☐ Party B

Both parties have jointly inspected the leased property, its attached items, facilities, utilities (water, electricity, gas), etc., and confirm that they have no objection to the equipment listed above and the basic status of utility charges ☒ or provide the following explanation:

Landlord (Signature & Seal):

Date of Delivery: __________________

Tenant (Signature & Seal):

Appendix IV：Property Return Confirmation Letter

Both the landlord and tenant have jointly inspected the leased property, including all attached items, facilities, utilities (water and electricity), and completed the check-out procedures.

Regarding the following matters:

- Responsibility for utility charges;

- Refund of deposit;

- Return of the property and its attached items and facilities;

The parties confirm that there is ☒ no dispute / ☐ the following explanation applies:

> ___________________________________________________________

> ___________________________________________________________

> ___________________________________________________________

Landlord (Signature & Seal): _______________________

Tenant (Signature & Seal): _________________________

Check-Out Date: _______________________

Appendix V – Notice of Contract Termination

Notice of Contract Termination

To:

Our party entered into a “Property Lease Agreement” with your party on __________ (date). We are now issuing this notice to terminate the lease agreement due to the following reason(s):

> ___________________________________________________________

> ___________________________________________________________

Pursuant to Article ___ of the “Property Lease Agreement,” we hereby notify your party that the lease agreement is hereby terminated.

From the date you receive this notice, you are required to:

☐ Vacate and return the leased property within ___ days; or

☐ Party A shall refund the deposit and any prepaid rent balance, and Party B shall pay a penalty of RMB ______ yuan and compensation of RMB ______ yuan.

If the above obligations are not fulfilled, we reserve the right to pursue legal remedies.

This is to formally notify you.

Notifier: _______________________

Date: ____ / ____ / __________

Note:

The notifier must ensure that this Notice of Contract Termination is actually delivered to the other party, and related evidence (e.g., delivery receipt, email confirmation) should be retained for future reference.

Appendix VI – Power of Attorney

Power of Attorney

Principal (Entruster):

Type of ID: ☐ Resident Identity Card ☐ Passport ☐ Unified Social Credit Code ☐ Other

ID Number: __________________________

Mailing Address: __________________________

Phone Number: __________________________

Email: __________________________

Agent (Trustee):

Type of ID: ☐ Resident Identity Card ☐ Passport ☐ Unified Social Credit Code ☐ Other

ID Number: __________________________

Mailing Address: __________________________

Phone Number: __________________________

Email: __________________________

The Principal is the ☐ owner / ☐ co-owner of the property located at: __________________________

(Property Ownership Certificate or Real Estate Ownership Certificate No.: __________________________).

The Principal hereby authorizes the above-named Agent to lease and manage the property on his/her behalf, with the following authorized powers (please check the applicable items; unselected items should be marked with an “×”):

☐ Sign a “Property Lease Agreement” with the tenant;

☐ Sign a “Brokerage Service Agreement for Property Lease” with a real estate agency;

☐ Conduct day-to-day management of the property;

☐ Collect rent and deposit payments;

☐ Notify the payer to transfer payments to the following account designated by the Principal:

  Account Name: __________________________

  Bank: __________________________

  Account Number: __________________________

The Agent shall not engage in any act that may harm the interests of the Principal. The Principal acknowledges and assumes legal responsibility for all lawful acts and consequences arising from the Agent’s exercise of authority within the scope of this authorization.

Principal (Signature): __________________________

Date: __________________________

Appendix VII – Shenzhen City Property Lease Safety Management Responsibility Statement

ShENZHEN CITY PROPERTY LEASE SAFETY MANAGEMENT RESPONSIBILITY STATEMENT

To implement the Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening Rental Property Safety Responsibilities, further clarify safety responsibilities in property leasing, strengthen safety management of rental properties, and safeguard the lives and property of residents, this Responsibility Statement is hereby formulated in accordance with relevant laws and regulations.

1. Parties Responsible for Rental Property Safety

In all areas under the administrative jurisdiction of Shenzhen, landlords and tenants of business-use properties (including various types of commercial markets and their stalls or counters), office properties, residential properties, and other types of rental properties are deemed responsible parties for property safety.

2. Proof of Ownership and Delegation of Leasing Authority

Landlords must provide valid title documents or other documents as required by the municipal government when renting out properties. If a third party is entrusted to manage the property, the owner shall enter into a written agreement with the trustee, clearly defining each party’s safety responsibilities. Sub-landlords, individuals acting as lessors, and persons lending properties shall also bear the same safety responsibilities as landlords.

3. Safety Standards for Rental Properties

Landlords must ensure that the building and its entrances, passageways, fire protection systems, gas facilities, electrical equipment, and other infrastructure meet applicable legal requirements and safety standards set by relevant government authorities. Where laws or regulations require permits or approvals for rental activities, such permits or approvals must be obtained prior to leasing.

4. Business Use of Rental Properties

If the tenant intends to use the leased property for business operations, the landlord shall require the tenant to present proof of completed fire safety procedures, as well as a business license or operating permit before commencing operations.

5. Property Safety Inspections

The landlord shall inspect the leased property at least once every quarter to monitor safety conditions and verify compliance with permitted usage, maintaining written records of each inspection. The tenant shall cooperate and sign off on such records. If the landlord is unable to conduct inspections personally due to objective reasons, they shall delegate another person to perform these duties.

6. Reporting of Safety Hazards

If the landlord identifies any safety hazards, unauthorized changes to the use or function of the property, or illegal activities occurring within the premises, the landlord shall report such matters to the Comprehensive Management Institution for Rental Properties or other relevant authorities.

7. Tenant Responsibilities for Safe Use

Tenants shall use the leased property safely and in accordance with laws, regulations, and the terms of the lease agreement. Tenants shall not alter the structure or intended use of the property without authorization. If tenants identify any safety hazards, they shall immediately notify the landlord and report the issue to the Comprehensive Management Institution for Rental Properties or other relevant authorities.

8. Prohibited Acts by Tenants

Under no circumstances shall tenants engage in any of the following acts, regardless of reason or method:

1. Unauthorized change of property use, particularly for operating hotels, restaurants, entertainment venues, internet cafes, workshops, etc., unless such activities comply with applicable laws and regulations;

2. Engaging in illegal activities such as gambling, drug use or trafficking, prostitution, pornography production or distribution, forgery of documents, printing of illegal publications, manufacturing or selling counterfeit goods, harboring criminal suspects, or concealing and trading stolen goods;

3. Conducting illegal activities such as pyramid schemes, unlicensed business operations, unregistered clinics, illegal medical practice, or illegal recycling of scrap materials;

4. Operating illegal fraud schemes involving unlicensed job agencies, marriage agencies, training institutions, or real estate intermediaries;

5. Storing contraband items or engaging in the production, storage, or sale of flammable, explosive, toxic, radioactive, or other hazardous substances in residential rental properties, or engaging in other illegal activities;

6. Prohibition of throwing objects from high-rise windows and prevention of falling object risks:

- Tenants must fully understand the dangers of throwing objects from high places and the potential civil, administrative, and criminal liabilities that may result from such actions;

- If tenants discover damage or faults in the property or its fixtures that could pose a risk of falling objects, they must promptly notify the landlord for repairs and take appropriate preventive measures. Repairs shall be the responsibility of the tenant if caused by tenant negligence or misuse;

- Tenants must cultivate civilized living habits and educate minors under their care to avoid littering or throwing debris from upper floors;

- Neither the landlord nor the tenant shall place or hang flowerpots, mops, or other objects on window sills, balconies, or parapets to prevent accidental falls.

9. Cooperation with Regulatory Authorities

Both landlords and tenants shall assist and cooperate with the Comprehensive Management Institution for Rental Properties during safety inspections and management procedures, and shall truthfully provide relevant documents and materials.

10. Legal Liability for Negligence

If either the landlord or tenant fails to fulfill their legal safety obligations and such failure results in personal injury or property damage to others, the responsible party shall be liable for corresponding compensation and legal consequences in accordance with applicable laws.

Guidelines for Housing Lease Registration and Filing

Documents Required for Housing Lease Registration and Filing:

(1) Certificate of Real Estate Ownership or Other Lawful Ownership Proof

(Original to be presented, with a copy retained)

(2) Identification or Legal Qualification Documents of the Landlord and Tenant:

A. Individuals

- Mainland China residents: ID card or other valid identification document.

- Residents of Hong Kong, Macau, or Taiwan: Permit for Hong Kong or Macau residents to travel to and from the Mainland, or Travel Permit for Taiwan residents to enter the Mainland.

- Foreign nationals: Passport (with valid residence permit or entry visa).

All documents must be presented in original and a copy retained.

B. Entities / Organizations

- Unified Social Credit Code, military unit certificates, or proof of lawful operation for foreign enterprises (original to be presented, with a copy retained).

- For foreign enterprise operation certificates, a Chinese translation must be attached. If not certified by Chinese authorities, the documents must be notarized or authenticated by the relevant embassy or consulate.

(3) Written Consent from All Co-owners

For leased properties co-owned by multiple individuals, written consent from all co-owners is required.

(4) Power of Attorney

A. If the Owner is an Individual:

- Valid identity documents of both the entruster and the entrusted agent (original to be verified, with copies retained);

- A signed Power of Attorney letter (original), indicating the scope of authority and place of signing;

- If the entruster’s ID cannot be provided, a copy of the ID signed and confirmed by the entruster shall be submitted.

- If the Power of Attorney was signed outside of China, it must be notarized and authenticated in accordance with applicable requirements.

B. If the Owner is an Entity:

- The authorized representative must present a Power of Attorney issued by the legal representative or responsible person (original), specifying the scope of authorization and place of signing;

- If the Power of Attorney was signed overseas, it must be notarized and authenticated in accordance with applicable requirements.

(5) Housing Lease Contract (including attachments):

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Supplementary Agreement to the Housing Lease Contract

Landlord (Party A): Shenzhen Science and Technology Industrial Park (Group) Co., Ltd.

Tenant (Party B): Shenzhen Chengdao Tong Environmental Technology Co., Ltd.

一、Lease Payments

Party B shall pay the full monthly rent to Party A before the ___ day of each month without any deduction. Payment options include cash, check, or bank transfer. If payment is made by bank transfer, Party B shall inform Party A of the transfer receipt. Party A shall issue an official invoice within fifteen (15) days after receiving the payment.

二、Late Payment Handling

If Party B fails to pay the full rental amount on time, Party A is entitled to charge a late fee equal to three per thousand (0.3%) of the total monthly rent per day of delay.

If the overdue period exceeds one (1) month, the provisions under Article Six of this Supplementary Agreement shall apply.

三、Property Management Fees, Utilities and Other Expenses

Party A has entrusted the management of the property to a professional property management company. Party B agrees to sign a separate Property Management Agreement and pay all related fees in accordance with regulations.

四、Damage and Compensation Liability

If damage occurs to the leased premises due to negligence by Party B, resulting in direct or indirect loss or damage to Party A or third parties, Party B shall assume full responsibility and compensate Party A accordingly, either through payment or other means.

If any third party files a claim, demand, or legal action against Party A as a result of such incidents, Party B shall indemnify Party A for all losses incurred.

五、Safety and Environmental Compliance

Party B assumes full responsibility for fire safety and production safety within the leased premises. Any losses arising from accidents shall be borne entirely by Party B.

Party B shall ensure that all operations, including production, R&D, and business activities, comply with environmental protection standards set by government policy. If violations are found, Party A may require Party B to rectify the situation. If Party B fails to meet these requirements, Party A has the right to unilaterally terminate the lease, in which case the security deposit will not be refunded, and Party B shall bear all resulting losses.

Authorized personnel of Party A have the right to conduct safety inspections inside the leased premises, and Party B shall fully cooperate.

六、Breach of Contract

The following constitute breaches by Party B:

1. Party B is in arrears of rent for one (1) month or more, or owes utility or other fees totaling RMB 3,000 or more;

2. Party B alters the structure or use of the property without prior written consent from Party A;

3. Party B uses the premises for illegal or criminal activities;

4. Party B sublets or assigns the premises without prior written consent from Party A;

5. Party B carries out renovation or rebuilding without written consent from Party A and approval from relevant authorities.

Upon occurrence of any of the above, Party A may instruct the property management company to suspend all services (including water and electricity supply), and Party B shall bear all losses arising therefrom.

Party A reserves the right to request rectification. If no rectification is made within the specified timeframe, or if rent remains unpaid for more than two (2) months, Party A may:

- Terminate the lease unilaterally;

- Proceed with legal procedures to dispose of property inside the premises and reclaim possession;

- Withhold the security deposit as compensation for breach of contract;

- Serve termination notice via express delivery or public announcement, with the date of publication deemed as effective service.

In the event of any of the above breaches, Party B shall lose its priority right to renew the lease upon expiration of the current term. Party A may elect not to renew the lease, and Party B shall raise no objection. All resulting losses shall be borne by Party B.

七、Public Space Usage Rights

Party A retains full rights over the operation and revenue generation from common areas of the building, including but not limited to the basement, exterior walls, rooftop, lobby, elevator lobbies, elevators, signage, advertising spaces, and outdoor grounds. Party B shall not interfere with Party A’s normal operations in these areas.

八、Air Conditioning Facilities

Indoor and outdoor air conditioning units within the leased area are transferred to Party B free of charge for use during the lease term. Party B shall be responsible for maintenance during the lease period. Upon vacating the premises, Party B must return the equipment in good condition; otherwise, Party A may deduct from the security deposit or seek compensation for damages.

九、VAT Special Invoice Request

If Party B requests a VAT special invoice, it must provide accurate invoicing information. Party B must designate an authorized person to receive the invoice and complete tax certification within the legally prescribed period. Party B shall bear all liability for loss or failure to certify the invoice within the required time frame.

十、Lessee Evaluation Mechanism

Both parties agree that the “Right of First Refusal” clause in Article 9 of the main Lease Agreement shall be implemented through a lessee evaluation mechanism. Party A shall evaluate Party B’s performance every six (6) months. If any of the conditions listed below occur during the lease term, Party B agrees to accept the consequences of the evaluation results decided by Party A.

Customer Classification

CLASSIFICATION	CRITERIA	APPLICATION OF EVALUATION RESULTS
A	The tenant fulfills the lease obligations normally and complies with all terms of the contract.	Upon renewal, the tenant shall be entitled to the right of first refusal under equal conditions.
B	The tenant is in arrears of rent (or management fees), poses safety hazards, or refuses to rectify issues.	Upon renewal, the tenant shall no longer be entitled to the right of first refusal under equal conditions.
C	The tenant is in arrears of rent (or management fees) for more than one month; the actual annual rent paid is significantly lower than the contractual amount; multiple safety hazards exist and no rectification has been made; other material breaches of the contract have occurred.	The lease will not be renewed upon expiration. <br> The tenant shall no longer be eligible to lease other properties owned by Party A.
D	Major safety hazards exist; unauthorized subletting has occurred; or other serious breaches of the contract have taken place.	The lease agreement shall be terminated in accordance with contract provisions, and legal liability may be pursued if necessary. <br> The tenant shall no longer be eligible to lease other properties owned by Party A.

(2) Waiver of Right of First Refusal

Party B hereby expressly waives any right of first refusal to purchase the leased property during the lease term. If Party A decides to sell the leased property, no prior notice to Party B is required , and Party B shall not raise any objection or claim against Party A regarding the right of first refusal under any circumstances.

X. Execution and Effectiveness of the Contract

This Supplementary Agreement serves as an appendix to the “Housing Lease Contract” (No.: ________) . It becomes effective upon execution and has the same legal force as the main lease contract. In the event of any conflict between this Supplementary Agreement and the main lease contract, the provisions of this Supplementary Agreement shall prevail.

Party A:
Representative: __________________________
Date: __________________________________

Party B: Shenzhen CDT Environmental Technology Co., Ltd.
Representative: __________________________
Date: __________________________________